UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

October 9, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Shares”) and warrants granting the holder a right to acquire Shares (“Warrants”). This Form 8-K is being filed because the aggregate number of Shares sold exceeds five percent (5%) of the total number of Shares issued and outstanding as of the Company’s latest filed Report, on Form 10-K filed on September 20, 2012. The triggering issuance which caused the total aggregate Shares issued to exceed five percent (5%) since the latest previously filed Report is the issuance on October 9, 2012 described below, and accordingly that date is used as the date of this Report.

SEC Rule 144 Shares

On September 20, 2012, the Company disclosed on Form 8-K that on that day it had issued 2,097,848 Shares and 2,097,848 Warrants to each of James Shaw, Steven O. Smith and Ann Stowell in partial payment of a line of credit promissory note in favor of Weal Group, Inc. and partially assigned to James Shaw, Steven O. Smith and Ann Stowell. The prior Form 8-K erroneously stated that this sale of Shares resulted in principal reduction of $144,731.79 in notes payable of the Company, and payment of accrued interest of $13,236.17. Instead, the reported sale of Shares resulted in principal reduction of $150,000 in notes payable of the Company, and payment of accrued interest of $7,967.96.

On September 27, 2012, the Company issued 1,062,802 Shares and 1,062,802 Warrants to Isaac Organization, Inc. (“Isaac”) in partial payment of a promissory note in the amount of $500,000 due June 30, 2012. Each Warrant grants the holder the right to buy one Share, has an exercise price of $0.0207, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $22,000 in notes payable of the Company, and payment of $0 of accrued interest. Also on September 27, 2012, the Company and Isaac entered into an amendment of the same promissory note whereby the allocation of a previous partial payment between principal and interest was revised, such that the issuance on September 13, 2012 of 1,153,961 Shares and 1,153,961 Warrants previously reported on Form 8-K filed September 14, 2012 resulted in a principal reduction of $31,849.33 in notes payable of the Company and payment of $0 of accrued interest, instead of $5,000 principal reduction and $26,849.33 of accrued interest previously reported. There was no change in the total value of the Shares and/or Warrants previously issued as a result of this amendment of the promissory note.

On October 4, 2012, the Company issued 714,286 Shares to Frost & Sullivan in full payment for professional services rendered to the Company pursuant to an independent contractor agreement for investor relations and public relations services between the Company and Frost & Sullivan. This sale of Shares resulted in a reduction of $15,000 in accounts payable of the Company.

On October 22, 2012, the Company issued 5,331,505 Shares and 5,331,505 Warrants to Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. Each Warrant grants the holder the right to buy one Share, has an exercise price of $0.01708, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $91,062.10 in notes payable of the Company, and payment of $0 of accrued interest.

On October 22, 2012, the Company issued 2,883,669 Shares and 2,883,669 Warrants to David S. McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of David S. McEwen. Each Warrant grants the holder the right to buy one Share, has an exercise price of $0.01708, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $49,253.06 in notes payable of the Company, and payment of $0 of accrued interest.

The restricted Shares issued to the aforementioned entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, and is based on the knowledge of the aforementioned persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

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Section 3(a)(10) Exempt Shares

On October 9, 2012, the Company issued 4,800,000 Shares (“Third Issuance”) to Ironridge Global IV, Ltd. (“Ironridge”). The Third Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts, plus fees and costs.

The Third Issuance followed two prior issuances totaling 3,420,000 Shares for purposes of the calculations described immediately below. The Order provides for an adjustment in the total number of shares which may be issuable to Ironridge based on a calculation period for the transaction, defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form, and fully cleared for trading (the “Issuance Date”) required for the aggregate trading volume of the Shares, as reported by Bloomberg LP, to exceed $6.5 million (the “Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of (a) 1,000,000 Shares, plus (b) that number of Shares (the "Final Amount") with an aggregate value equal to (i) the sum of the Claim Amount plus a 6% agent fee, plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid), (ii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five of each consecutive twenty trading days during the Calculation Period (any increment with fewer than twenty trading days will have the days added to the final increment). The Order further provides that if at any time during the Calculation Period the total Shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge shall have the right to request (subject to the limitation below), and the Company will upon Ironridge’s request reserve and issue additional Shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Shares to Ironridge, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge shall promptly return any remaining Shares to the Company and its transfer agent for cancellation.

Ironridge demonstrated to the Company’s satisfaction that it was entitled to an Additional Issuance based on the formula above, and that following the Third Issuance Ironridge will own less than 9.99% of the total shares then outstanding.

The Third Issuance to Ironridge is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Total Shares Outstanding

As of October 22, 2012 and immediately following the issuances described above, the Company has 58,247,115 shares of its Series A common stock outstanding, with a par value of $0.001, and 10,000,000 shares of its Series B common stock outstanding, with a par value of $0.001.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     November 6, 2012

VelaTel Global Communications, Inc.

By: /s/George Alvarez
Name: George Alvarez
Title: Chief Executive Officer

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